Exhibit 99.2
First Quarter 2008
Supplemental Financial Data
The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K dated December 31, 2007, as amended; future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations for its apartment communities and competing for-sale housing in the markets where the Company is completing condominium conversions or developing new condominiums; the Company’s ability to obtain financing or self-fund the development or acquisition of additional multifamily rental and for-sale housing; the uncertainties associated with the Company’s current and planned future real estate development, including the timing of estimated start and completion dates, actual costs exceeding the Company’s budgets or development periods exceeding expectations or the inability to attain estimated yields; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with environmental and other regulatory matters; the impact of our ongoing litigation with the Equal Rights Center regarding compliance with the Americans with Disabilities Act and the Fair Housing Act (including any award of compensatory or punitive damages or injunctive relief requiring us to retrofit apartments or public use areas or prohibiting the sale of apartment communities or condominium units) as well as the impact of other litigation; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and the progress and results of the Company’s formal process to pursue a potential sale or other business combination. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s Annual Report on Form 10-K dated December 31, 2007, as amended, and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K, as amended, under the caption “Risk Factors” are specifically incorporated by reference into this document.

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended
	March 31,
	2008	2007
Revenues
Rental	$71,130	$69,229
Other property revenues	3,558	3,672
Other	239	117

Total revenues	74,927	73,018

Expenses
Property operating and maintenance (exclusive of items shown separately below)	35,613	34,120
Depreciation	15,961	16,255
General and administrative (1)	5,848	5,448
Investment, development and other (2)	1,458	1,550
Strategic review costs (3)	6,070	—

Total expenses	64,950	57,373

Operating income	9,977	15,645

Interest income	210	250
Interest expense	(11,703)	(12,741)
Amortization of deferred financing costs	(851)	(812)
Gains on sales of real estate assets, net (4)	2,119	3,706
Equity in income of unconsolidated real estate entities	401	504
Other income (expense) (5)	(174)	(261)
Minority interest in consolidated property partnerships	(466)	(20)
Minority interest of common unitholders	22	(67)

Income (loss) from continuing operations	(465)	6,204

Discontinued operations (6)
Income from discontinued property operations, net of minority interest	861	1,377
Gains on sales of real estate assets, net of minority interest	2,290	16,890

Income from discontinued operations	3,151	18,267

Net income	2,686	24,471
Dividends to preferred shareholders	(1,909)	(1,909)

Net income available to common shareholders	$777	$22,562

Per common share data — Basic (7)
Income (loss) from continuing operations (net of preferred dividends)	$(0.05)	$0.10
Income from discontinued operations	0.07	0.42

Net income available to common shareholders	$0.02	$0.52

Weighted average common shares outstanding — basic	43,875	43,367

Per common share data — Diluted (7)
Income (loss) from continuing operations (net of preferred dividends)	$(0.05)	$0.10
Income from discontinued operations	0.07	0.41

Net income available to common shareholders	$0.02	$0.51

Weighted average common shares outstanding — diluted	43,875	44,101

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)

(1)	General and administrative costs for the three months ended March 31, 2008 included $353 of additional severance charges related to increased accruals for prior year severance arrangements and $126 of incentive plan compensation costs under the Company’s Shareholder Value Plan in excess of targeted amounts due to the increase in the Company’s common share price in the first quarter, some of which was attributed to the initiation of the strategic review process discussed in (3) below.

(2)	Investment, development and other expenses for the three months ended March 31, 2008 and 2007 included investment group expenses, development personnel and associated costs and land carry expenses not allocable to current development projects.

(3)	Strategic review costs for the three months ended March 31, 2008 included financial, legal and other costs associated with the Company’s initiation of a formal process to pursue a possible business combination or other sale transaction. There can be no assurance that the process will result in any transaction leading to a business combination or other sale transaction.

(4)	For the three months ended March 31, 2008 and 2007, income from continuing operations included net gains from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales and marketing costs associated with pre-sale condominium communities and condominium communities under development totaling $247 and $160 for the three months ended March 31, 2008 and 2007, respectively. Net gains from condominium sales activities at other consolidated community conversion projects are included in discontinued operations under generally accepted accounting principles (see (6) below). A summary of revenues and costs and expenses of condominium activities included in continuing operations for the three months ended March 31, 2008 and 2007 was as follows:

	Three months ended
	March 31,
	2008	2007
Condominium revenues	$8,297	$5,869
Condominium costs and expenses	(6,178)	(4,361)

Gains on sales of condominiums, net	$2,119	$1,508

For the three months ended March 31, 2007, gains on sales of real estate assets also included a $2,198 gain on the sale of a land site and an associated corporate facility previously used in the Company’s landscape and maintenance operations.

(5)	For the three months ended March 31, 2008 and 2007, other expenses primarily included estimated state franchise and other income taxes.

(6)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three months ended March 31, 2008, income from discontinued operations included the operating results of two apartment communities, containing 744 units, held for sale at March 31, 2008 and one apartment community, containing 143 units, through its sale date in 2008. For the three months ended March 31, 2007, income from discontinued operations included the results of operations of the two apartment communities held for sale at March 31, 2008, the apartment community sold in 2008, a condominium conversion community sold in 2007, and three apartment communities sold in 2007 through their sale dates.

The operating revenues and expenses of these communities for the three months ended March 31, 2008 and 2007 were as follows:

	Three months ended
	March 31,
	2008	2007
Revenues
Rental	$2,364	$4,695
Other property revenues	143	323

Total revenues	2,507	5,018

Expenses
Property operating and maintenance (exclusive of items shown separately below)	981	1,973
Depreciation	227	788
Interest	430	859

Total expenses	1,638	3,620

Income from discontinued property operations before minority interest	869	1,398
Minority interest	(8)	(21)

Income from discontinued property operations	$861	$1,377

For the three months ended March 31, 2008, the Company recognized net gains in discontinued operations of $2,311 ($2,290 net of minority interest), from the sale of an apartment community, containing 143 units. This sale generated net proceeds of approximately $19,433. For the three months ended March 31, 2007, the Company recognized net gains in discontinued operations of $16,974 ($16,714 net of minority interest), from the sale of an apartment community, containing 182 units.
For the three months ended March 31, 2007, gains on sales of real estate assets included in discontinued operations also included net gains from condominium sales activities at one condominium conversion community that sold out in 2007. A summary of revenues and costs and expenses of condominium activities included in discontinued operations was as follows:

Condominium revenues	$560
Condominium costs and expenses	(381)

Gains on condominium sales, before minority interest	179
Minority interest	(3)

Gains on condominium sales, net of minority interest	$176

(7)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of March 31, 2008, there were 44,405 units of the Operating Partnership outstanding, of which 44,096, or 99.3%, were owned by the Company.

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)
A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended
	March 31,
	2008	2007
Net income available to common shareholders	$777	$22,562
Minority interest of common unitholders - continuing operations	(22)	67
Minority interest in discontinued operations (1)	29	284
Depreciation on consolidated real estate assets (2)	15,700	16,489
Depreciation on real estate assets held in unconsolidated entities	350	226
Gains on sales of real estate assets	(4,430)	(18,661)
Incremental gains (losses) on condominium sales	1,504	(196)
Gains on sales of real estate assets - unconsolidated entities	—	(202)
Incremental gains on condominium sales - unconsolidated entities (3)	—	133

Funds from operations available to common shareholders and unitholders (A)	$13,908	$20,702

Funds from operations available to common shareholders and unitholders (A)	$13,908	$20,702
Annually recurring capital expenditures	(2,258)	(2,616)
Periodically recurring capital expenditures	(1,593)	(2,305)
Non-cash straight-line adjustment for ground lease expenses	295	313

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$10,352	$16,094

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷C)	$0.31	$0.47
Adjusted funds from operations per share or unit (4) (B÷C)	$0.23	$0.37
Dividends declared	$0.45	$0.45
Weighted average shares outstanding	43,875	43,367
Weighted average shares and units outstanding (C)	44,278	44,041

Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.31	$0.46
Adjusted funds from operations per share or unit (4) (B÷D)	$0.23	$0.36
Dividends declared	$0.45	$0.45
Weighted average shares outstanding (5)	44,294	44,101
Weighted average shares and units outstanding (5) (D)	44,697	44,776

(1)	Represents the minority interest in earnings and gains on sales of real estate assets reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	For condominium conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary. For condominium development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. See the table entitled “Summary of Condominium Projects” on page 17 for further detail.

(4)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $231 and $1,261 for the three months ended March 31, 2008 and 2007, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)	Funds from operations per share were computed using weighted average shares and units outstanding, including the impact of dilutive securities totaling 419 shares and units for the three months ended March 31, 2008. Such dilutive securities were antidilutive to the income (loss) per share computations for the three months ended March 31, 2008 since the Company reported a per share loss from continuing operations under generally accepted accounting principles for such period.

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)
Same Store Results
The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 42 communities containing 15,565 apartment units which were fully stabilized as of January 1, 2007, is summarized as follows:

	Three months ended
	March 31,
	2008	2007	% Change
Rental and other revenues	$59,916	$58,128	3.1%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,349	22,226	5.1%

Same store net operating income	$36,567	$35,902	1.9%

Capital expenditures (1)
Annually recurring:
Carpet	$618	$639	(3.3)%
Other	1,160	1,070	8.4%

Total annually recurring	1,778	1,709	4.0%
Periodically recurring (2)	1,301	666	95.3%

Total capital expenditures (A)	$3,079	$2,375	29.6%

Total capital expenditures per unit (A ÷ 15,565 units)	$198	$153	29.4%

Average monthly rental rate per unit (3)	$1,287	$1,252	2.8%

(1)	See Table 3 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Periodically recurring expenditures for the three months ended March 31, 2008 include approximately $480 related to the Company’s new “resident design center” program.

(3)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

Same Store Operating Results by Market –
Comparison of First Quarter of 2008 to First Quarter of 2007
(Increase (decrease) from same period in prior year)

	Three months ended
	March 31, 2008
				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	3.6%	3.7%	3.5%	0.9%
Dallas	4.9%	9.9%	1.0%	1.1%
Washington, DC	2.1%	4.8%	0.7%	(0.2)%
Tampa	(2.0)%	1.6%	(4.4)%	(1.0)%
Charlotte	2.7%	(3.9)%	6.2%	(0.9)%
New York	7.0%	27.1%	(2.1)%	2.2%
Houston	7.1%	3.9%	9.8%	1.3%
Austin	5.4%	(2.0)%	13.3%	0.2%
Orlando	(1.6)%	(3.6)%	(0.2)%	0.6%

Total	3.1%	5.1%	1.9%	0.5%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Same Store Occupancy by Market

			Average Economic
		% of NOI	Occupancy (1)		Physical
		Three months ended	Three months ended		Occupancy
	Apartment	March 31,	March 31,		at March 31,
Market	Units	2008	2008	2007	2008 (2)
Atlanta	5,413	31.3%	95.1%	94.2%	94.6%
Dallas	3,096	15.1%	95.0%	93.9%	93.6%
Washington, DC	2,064	18.8%	94.0%	94.2%	94.2%
Tampa	1,877	11.5%	93.5%	94.5%	92.8%
Charlotte	1,388	8.8%	92.7%	93.6%	91.2%
New York	337	6.5%	95.8%	93.6%	95.0%
Houston	837	4.6%	93.4%	92.1%	93.7%
Austin	308	1.8%	95.9%	95.7%	93.8%
Orlando	245	1.6%	94.8%	94.2%	95.1%

Total	15,565	100.0%	94.5%	94.0%	93.8%

(1)	The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 93.6% and 93.2% for the three months ended March 31, 2008 and 2007, respectively. For the three months ended March 31, 2008 and 2007, net concessions were $323 and $238, respectively, and employee discounts were $198 and $216, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended
	March 31,	December 31,
	2008	2007	% Change
Rental and other revenues	$59,916	$60,154	(0.4)%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,349	21,602	8.1%

Same store net operating income (1)	$36,567	$38,552	(5.1)%

Average economic occupancy	94.5%	94.8%	(0.3)%

Average monthly rental rate per unit	$1,287	$1,286	0.1%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.
Sequential Same Store Operating Results by Market -
Comparison of First Quarter of 2008 to Fourth Quarter 2007
(Increase (decrease) between periods)

				Average
				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	(0.6)%	3.9%	(3.2)%	(0.9)%
Dallas	(0.3)%	9.1%	(6.9)%	(1.1)%
Washington, DC	(0.3)%	6.7%	(3.6)%	(0.2)%
Tampa	(0.2)%	4.1%	(3.1)%	0.7%
Charlotte	(1.1)%	20.6%	(9.0)%	0.5%
New York	(1.0)%	26.4%	(12.2)%	(1.0)%
Houston	0.8%	11.4%	(6.2)%	(0.1)%
Austin	1.1%	8.4%	(4.7)%	0.1%
Orlando	0.9%	6.5%	(2.8)%	3.8%

Total	(0.4)%	8.1%	(5.1)%	(0.3)%

(1)	See Table 2 on page 26 for a reconciliation of these components of same store net operating income and Table 1 on page 25 for a reconciliation of same store net operating income to GAAP net income.

Post Properties, Inc.
Consolidated Balance Sheets
(In thousands, except per share or unit data)

	March 31,	December 31,
	2008	2007
	(Unaudited)
Assets
Real estate assets
Land	$272,168	$276,680
Building and improvements	1,819,259	1,840,563
Furniture, fixtures and equipment	201,484	204,433
Construction in progress	149,550	134,125
Land held for future development	159,736	154,617

	2,602,197	2,610,418
Less: accumulated depreciation	(553,589)	(562,226)
For-sale condominiums	33,912	38,844
Assets held for sale, net of accumulated depreciation of $24,333 and $4,031 at March 31, 2008 and December 31, 2007, respectively	36,464	24,576

Total real estate assets	2,118,984	2,111,612
Investments in and advances to unconsolidated real estate entities	22,958	23,036
Cash and cash equivalents	15,879	11,557
Restricted cash	8,759	5,642
Deferred charges, net	10,802	10,538
Other assets	35,038	105,756

Total assets	$2,212,420	$2,268,141

Liabilities and shareholders’ equity
Indebtedness	$1,015,645	$1,059,066
Accounts payable and accrued expenses	93,446	100,215
Dividend and distribution payable	19,982	19,933
Accrued interest payable	13,386	4,388
Security deposits and prepaid rents	15,038	11,708

Total liabilities	1,157,497	1,195,310

Minority interest of common unitholders in Operating Partnership	6,710	10,354
Minority interests in consolidated real estate entities	4,284	3,972

Total minority interests	10,994	14,326

Commitments and contingencies
Shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000 shares issued and outstanding	20	20
Common stock, $.01 par value, 100,000 authorized:
44,096 and 43,825 shares issued, 44,096 and 43,825 shares outstanding at March 31, 2008 and December 31, 2007, respectively	441	438
Additional paid-in-capital	880,767	874,928
Accumulated earnings	170,919	189,985
Accumulated other comprehensive income (loss)	(5,151)	(3,962)

	1,047,005	1,061,418

Less common stock in treasury, at cost, 76 and 72 shares at March 31, 2008 and December 31, 2007, respectively	(3,076)	(2,913)

Total shareholders’ equity	1,043,929	1,058,505

Total liabilities and shareholders’ equity	$2,212,420	$2,268,141

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
Summary of Outstanding Debt at March 31, 2008

			Weighted Average Rate (1)
		Percentage	Three months ended March 31,
Type of Indebtedness	Balance	of Total	2008	2007
Unsecured fixed rate senior notes	$535,000	52.7%	6.4%	6.4%
Secured conventional fixed rate notes	385,993	38.0%	5.5%	6.2%
Unsecured lines of credit	94,652	9.3%	4.1%	5.6%
Secured tax exempt variable rate notes	—	0.0%	—	3.6%

	$1,015,645	100.0%	5.9%	6.2%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2)
Total fixed rate debt	$920,993	90.7%	5.8
Total variable rate debt	94,652	9.3%	2.0

Total debt	$1,015,645	100.0%	5.4

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year	Amount		on Debt Maturities (1)
Remainder of 2008	$4,432		5.9%
2009	76,618		5.5%
2010	283,280	(3)	6.5%
2011	141,431		5.4%
2012	103,296		5.5%
Thereafter	406,588		5.7%

	$1,015,645

Debt Statistics

	Three months ended
	March 31,
	2008		2007
Interest coverage ratio (4)(5)	2.2	x	2.5	x
Fixed charge coverage ratio (4)(6)	1.9	x	2.2	x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	38.6%		39.6%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	42.0%		43.2%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended March 31, 2007 are based on the debt outstanding for that period.

(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.

(3)	Includes outstanding balances on lines of credit of $94,652 maturing in 2010.

(4)	Calculated for the three months ended March 31, 2008 and 2007.

(5)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 28.

(6)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on sales of real estate and investment sales, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 28.

(7)	A computation of the debt ratios is included in Table 5 on page 29.

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Financial Debt Covenants — Senior Unsecured Public Notes

	As of
Covenant requirement (1)	March 31, 2008
Consolidated Debt to Total Assets cannot exceed 60%	37%
Secured Debt to Total Assets cannot exceed 40%	14%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.4	x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.3	x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

	As of
	March 31, 2008
Ratio of Consolidated Debt to Total Assets

Consolidated debt, per balance sheet (A)	$1,015,645

Total assets, as defined (B) (Table A)	$2,779,540

Computed ratio (A÷B)	37%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$385,993

Computed ratio (C÷B)	14%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,015,645
Total secured debt (C)	(385,993)

Total unsecured debt (D)	$629,652

Total unencumbered assets, as defined (E) (Table A)	$2,161,234

Computed ratio (E÷D)	3.4	x

Required minimum ratio	1.5	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$115,464

Annual Debt Service Charge, as defined (G) (Table B)	$51,308

Computed ratio (F÷G)	2.3	x

Required minimum ratio	1.5	x

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)
Table A
Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
March 31, 2008
Total real estate assets	$2,118,984
Add:
Investments in and advances to unconsolidated real estate entities	22,958
Accumulated depreciation	553,589
Accumulated depreciation on assets held for sale	24,333
Other tangible assets	59,676

Total assets for public debt covenant computations	2,779,540
Less:
Encumbered real estate assets	(618,306)

Total unencumbered assets for public debt covenant computations	$2,161,234

Table B
Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Change for Public Covenant Computations

Three months ended
Consolidated income available for debt service	March 31, 2008
Net income	$2,686
Add:
Minority interest of common unitholders	7
Minority interest in consolidated property partnerships — gains on sales of real estate assets — continuing operations	387

Income before minority interest	3,080
Add:
Depreciation	15,961
Depreciation (company share) of assets held in unconsolidated entities	350
Depreciation of discontinued operations	227
Amortization of deferred financing costs	851
Interest expense	11,703
Interest expense (company share) of assets held in unconsolidated entities	694
Interest expense of discontinued operations	430
Less:
Gains on sales of real estate assets, net — continuing operations	(2,119)
Gains on sales of real estate assets — discontinued operations	(2,311)

Consolidated income available for debt service	$28,866

Consolidated income available for debt service (annualized)	$115,464

Annual debt service charge
Consolidated interest expense	$11,703
Interest expense (company share) of assets held in unconsolidated entities	694
Interest expense of discontinued operations	430

Debt service charge	$12,827

Debt service charge (annualized)	$51,308

Post Properties, Inc.
Summary Of Communities Under Construction
($ in millions)

								Costs			Estimated
							Company	Incurred	Quarter	Quarter of	Quarter of		Estimated	Units
		Number	Retail	Company	Estimated		Share of	as of	of Const.	First Units	Stabilized	Units	Quarter	Under	Units
Community	Location	of Units	Sq. Ft.	Ownership	Cost		Est. Cost	03/31/08	Start	Available	Occupancy (1)	Leased (2)	Sell-out	Contract (3)	Closed (2)
								(Company
								Share)
Apartments (6):
Post Alexander™	Atlanta, GA	307	—	100%	$62.4		$62.4	$49.3	2Q 2006	1Q 2008	2Q 2009	32	N/A	N/A	N/A
Post Walk® at Citrus Park Village	Tampa, FL	296	—	100%	41.6		41.6	8.3	1Q 2008	1Q 2009	1Q 2010	—	N/A	N/A	N/A
Post Eastside™	Dallas, TX	435	37,900	100%	56.7		56.7	29.0	4Q 2006	2Q 2008	4Q 2009	18	N/A	N/A	N/A
Post Hyde Park®	Tampa, FL	84	—	100%	18.8	(4)	18.8	15.4	4Q 2006	4Q 2007	3Q 2008	49	N/A	N/A	N/A
Post Frisco Bridges™	Dallas, TX	269	29,000	100%	41.3		41.3	10.5	3Q 2007	4Q 2008	2Q 2010	—	N/A	N/A	N/A
Post Park®	Wash. DC	396	1,700	100%	84.7		84.7	19.1	4Q 2007	1Q 2009	3Q 2010	—	N/A	N/A	N/A
Post West Austin™	Austin, TX	329	—	100%	53.2		53.2	17.8	4Q 2007	1Q 2009	1Q 2010	—	N/A	N/A	N/A

Total Apartments		2,116	68,600		$358.7		$358.7	$149.4				99

Condominiums (6):
The Residences at 3630
Peachtree™ (5)	Atlanta, GA	137	—	50%	$93.4		$47.6	$12.7	3Q 2007	3Q 2009	N/A	N/A	4Q 2010	—	—
Four Seasons Residences	Austin, TX	168	8,000	100%	133.5		133.5	23.6	1Q 2008	4Q 2009	N/A	N/A	4Q 2010	60	—

Total Condominiums		305	8,000		$226.9		$181.1	$36.3						60	—

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	As of April 21, 2008.

(3)	As of April 21, 2008, represents the total number of units under contract for sale upon completion and delivery of the units. There can be no assurance that condominium units under contract will close.

(4)	Total estimated construction costs for the Post Hyde Park® expansion includes the estimated replacement costs of six apartment units at the Company’s existing Hyde Park community that were demolished to accommodate the expansion.

(5)	The amounts reflected for this project represent the condominium portion of a mixed-use development currently being developed in an entity owned with other third-party developers. This condominium portion of the project is co-owned with an Atlanta-based condominium development partner.

(6)	Investments were generally underwritten to achieve targeted yields of approximately 6.00%-6.75% for apartment developments and approximately 20% pre-tax margins on estimated costs for condominium developments. Targeted yields for apartment developments represents the projected unlevered property net operating income (after adjustments for 3% management fee and $300 per unit capital reserves) as a percentage of total estimated construction costs. Targeted pre-tax margins for condominium developments represent projected pre-tax profits from condominium sales activities as a percentage of total estimated construction costs. There can be no assurance that these targets will be achieved.

Post Properties, Inc.
Summary of Future Projects In Pre-Development
The following are future projects for which the Company is currently in pre-development. The Company’s previous announcement about a possible business combination could impact the Company’s pre-development projects. The estimates and assumptions detailed below, including the approximate number of units, approximate retail square footage and approximate total projected development costs, are forward-looking and are subject to risks outlined on page 2 of this supplemental financial data. There can be no assurance that projects in pre-development will commence construction in the future or at all, that the number of units, square footage or intended use of the product will not change in the future or that development costs will not differ materially from the estimates provided below. The Company assumes no obligation to update this outlook in the future.

		Estimated
		Apartment Units	Estimated Retail
Project	Metro Area	For Rent	Square Feet
Allen Plaza I	Atlanta, GA	462	24,000

South Lamar	Austin, TX	302	10,000

Post Morningside™ (1)	Charlotte, NC	400	25,000

Post Plaza South™ (1)	Charlotte, NC	425	25,000

Post Midtown Square® III	Houston, TX	124	11,000

Post Richmond™	Houston, TX	232	—

Post Lake® at Baldwin Park	Orlando, FL	410	—

Wade I	Raleigh, NC	432	81,000 (2)

Post Soho Square™	Tampa, FL	192	17,000

Post Carlyle Square™ II	Washington, D.C.	332	6,000

		3,311	199,000

Approx. Projected Total
Development Costs ($ in millions) (3)
$760

(1)	Site under contract to purchase. There can be no assurance that this land purchase will close.

(2)	The Company currently expects to develop the retail portion of this project in a partnership with a retail developer. The Company’s share of projected development costs is included in total projected development costs.

(3)	The projected total development costs include projected costs of proposed retail component and projected costs of other mixed-use components, as applicable.

Post Properties, Inc.
Summary Of Communities Under Rehabilitation
(Dollars in thousands, except per square foot)

					Average Monthly Rental		Property NOI	Property NOI			Number of Units
					Rate Per Sq. Ft. (1)		For the Fiscal	For the	Undepreciated	Projected	As of March 31, 2008
				Average	Actual	Projected	Year Preceding	Three Months	Book Value	Total
		Year	Total	Sq. Ft.	Prior to	After	The Start of	Ended	Prior to	Rehabilitation		Out
Project	Location	Completed	Units	Per Unit (1)	Rehabilitation	Rehabilitation	Rehabilitation	March 31, 2008	Rehabilitation	Capital Cost (2)	Completed	of Service
Post Chastain®	Atlanta, GA	1990	558	867	$1.09	$1.29	$3,693	$640	$48,133	$16,300	538	17
Post Heights™	Dallas, TX	1998-1999	368	845	1.35	1.58	2,598	602	42,195	10,700	—	29
Post Peachtree Hills®	Atlanta, GA	1992-1994	300	978	1.12	1.42	2,436	655	19,539	10,100	3	30

			1,226						$109,867	$37,100	541	76

	Rehabilitation Cost Incurred in						Projected
	The Three Months Ended			Rehabilitation Capital Cost Incurred			Remaining
	March 31, 2008			As of March 31, 2008			Rehabilitation		Projected	Projected
	Revenue-	Non-Revenue-	Total	Revenue-	Non-Revenue-	Total	Capital Cost	Quarter of	Quarter of	Quarter of
	Generating	Generating	Capital	Generating	Generating	Capital	To be	Rehabilitation	Rehabilitation	Re-Stabilized
Project	Capital Cost	Capital Cost	Cost	Capital Cost	Capital Cost	Cost	Incurred	Start	Completion	Occupancy
Post Chastain®	$1,293	$—	$1,293	$15,276	$457	$15,733	$567	2Q 2006	2Q 2008	4Q 2008
Post Heights™	1,038	21	1,059	1,038	21	1,059	9,641	1Q 2008	2Q 2009	1Q 2010
Post Peachtree Hills®	584	—	584	584	—	584	9,516	1Q 2008	1Q 2009	3Q 2009

	$2,915	$21	$2,936	$16,898	$478	$17,376	$19,724

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary. There can be no assurance that the projected average monthly rental rates after the rehabilitation will be achieved.

(2)	Includes approximately $2,300 of projected non-revenue generating capital costs.

Post Properties, Inc.
Summary Of Condominium Projects
(Dollars in thousands)

					# of Rental Units	Average		Transfer	Book Value	Units (4)
		Year	Sale	Total	Occupied as of	Unit	Project Transfer	Price/Est. Cost	as of			Under	Available
Project	Location	Completed	Start Date	Units	03/31/08	Sq. Ft. (1)	Price/Est. Cost (2)	Per Unit	03/31/08 (3)	Total	Closed	Contract	for Sale
Condominium Conversion Projects
Harbour Place City Homes™	Tampa, FL	1999	Q2 2006	206	2	1,036	$37,000	$180	$4,356	206	157	4	45
RISETM	Houston, TX	2000	Q2 2006	143	32	1,407	26,250	184	10,597	143	80	4	59
Condominium Development Projects
The Condominiums at Carlyle Square™	Washington, DC	2007	2Q2007	145	N/A	855	46,200	319	8,615	145	118	3	24

Mercer Square™	Dallas, TX	2007	3Q2007	85	N/A	1,094	18,600	218	10,344	85	31	7	47

				579					$33,912	579	386	18	175

Financial Summary — Aggregate Condominium Activity

	Three months ended			Three months ended			Cumulative through
	March 31, 2008			March 31, 2007			March 31, 2008
			FFO			FFO			FFO
			Incremental			Incremental			Incremental
	Units	Gross	Gain on	Units	Gross	Gain on	Units	Gross	Gain on
Project	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)(7)	Closed	Revenues	Sale (6)
Condominium Conversion Projects
Harbour Place City Homes™	3	$648	$(298)	15	$3,758	$(206)	155	$38,393	$(844)
RISETM	6	1,956	(97)	7	2,052	3	79	20,500	(817)
588TM (5)	—	—	—	1	560	179	127	34,557	3,526
The Peachtree ResidencesTM (5)	—	—	—	10	4,112	133	121	41,547	562
Condominium Development Projects
The Condominiums at Carlyle Square™	16	5,069	1,561	—	—	—	117	51,392	9,328
Mercer Square™	2	624	198	—	—	—	30	8,836	415

	27	8,297	1,364	33	10,482	109	629	195,225	12,170
Other	—	—	(247)	—	59	(172)	—	8	(885)

Total	27	$8,297	$1,117	33	$10,541	$(63)	629	$195,233	$11,285

(1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.

(2)	Transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

(3)	Including the Company’s share of total estimated construction costs of ground-up condominiums being developed and not yet in active sales (see page 14) of approximately $181.1 million and book value of unsold condominiums above, committed capital to the condominium business at March 31, 2008 totaled approximately $215.0 million.

(4)	Unit status is as of April 21, 2008. There can be no assurance that condominium units under contract will close.

(5)	Final condominium closings occurred in 2007 at these communities . The Peachtree ResidencesTM is owned in an unconsolidated entity, where the Company’s equity ownership is 35%. Amounts shown, except for incremental gains on condominium sales included in FFO represents gross amounts at the unconsolidated entity level.

(6)	For conversion projects, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price” as described in note 2 above. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(7)	For co-investment projects, amounts are net of minority interests of $387 and $0 for the three months ended March 31, 2008 and 2007, respectively. Excludes the impact of income tax expense attributable to gains on condominium sales, as applicable. There was no income tax provision for the three months ended March 31, 2008 and 2007.

Post Properties, Inc.
Community Acquisition and Disposition Summary

				Gross Amount	Gross
Property Name/Period	Location	Units	Year Built	Per Unit	Amount
Acquisitions

Q3 2007
Post Lake® at Baldwin Park	Orlando, FL	350	2004 - 2007	$211,429	$74,000,000

2007 YTD Total					$74,000,000

Average Cap Rate - Acquisitions - 2007					4.2	%(1)

Dispositions

Q1 2007
Post Oak™	Atlanta, GA	182	1993	$131,868	$24,000,000

Q2 2007
Post Collier Hills®	Atlanta, GA	396	1997	$140,327	41,677,000	(3)
Post Crest®	Atlanta, GA	410	1996	$158,125	48,623,000	(3)

Q4 2007
Post Ashford®	Atlanta, GA	222	1987	$103,603	23,000,000
Post Lindbergh®	Atlanta, GA	396	1998	$154,542	45,899,000	(3)
Post Vinings®	Atlanta, GA	403	1989-1991	$111,166	44,800,000

2007 YTD Total					$227,999,000

Average Cap Rate - Dispositions - 2007					5.0	%(2)

Q1 2008
Post Wilson™	Dallas, TX	143	1999	$138,811	$19,850,000

2008 YTD Total					$19,850,000

Average Cap Rate - Acquisitions - 2008					5.6%

(1)	Based on projected first twelve-month net operating income upon achievement of stabilized operations (as it relates to the second phase of Post Lake® at Baldwin Park which is in lease-up) and after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2.9 million relating to closing costs and other amounts it plans to spend to improve this community.

(2)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

(3)	The Company transferred these communities to an unconsolidated entity, in which the Company retained a 25% interest. These amounts reflect the portion of the gross transfer price effectively acquired by the institutional investor.

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)
The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.
The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.
A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2008 and 2007 is detailed below.

	Three months ended
	March 31,
	2008	2007
Development and acquisition expenditures (1)	$39,358	$29,590
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	3,508	4,667
Other community additions and improvements (3)	1,593	2,305
Annually recurring capital expenditurs
Carpet replacements and other community additions and improvements (4)	2,258	2,616
Corporate additions and improvements	231	1,261

	$46,948	$40,439

Other Data
Capitalized interest	$3,383	$3,107

Capitalized development and associated costs (5)	$1,760	$763

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.

(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units (see page 16).

(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.

(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.

(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)
Apartments and Condominium Conversion/Development Communities
The Company holds investments in four limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:
Non-Financial Data

		Property		Ownership
Joint Venture Property	Location	Type	# of Units	Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%
The Residences at 3630 Peachtree™ (2)	Atlanta, GA	Condominiums	137	50%
Financial Data

	As of						Three months ended
	March 31, 2008						March 31, 2008
	Gross Investment	Mortgage/Construction		Entity	Company’s Equity		Entity	Company’s
Joint Venture Property	in Real Estate (8)	Notes Payable		Equity	Investment		NOI	Equity in Earnings
Post Collier Hills® (1)	$54,470	$39,565	(3)	$14,599	$(3,885	) (1)	$753	$17
Post Crest® (1)	63,631	46,159	(3)	16,972	(6,245	) (1)	770	(5)
Post Lindbergh® (1)	60,080	41,000	(4)	20,148	(3,654	) (1)	763	4
Post Biltmore™	36,196	17,000	(5)	14,352	6,919		611	91
Post Massachusetts Avenue™	69,074	49,997	(6)	10,633	7,004		1,472	294
The Residences at 3630 Peachtree™ (2)	77,587	34,753	(7)	34,283	9,035		(29)	—

Total	$361,038	$228,474		$110,987	$9,174		$4,340	$401

(1)	In 2007, the Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)	This project commenced construction during the third quarter of 2007 and is expected to be completed in 2009. The development will consist of for-sale condominiums and class A office space. The Company only holds a 50% equity interest in the for-sale condominium portion of the project. Consequently, the Company’s share of gross real estate assets and mortgage/construction notes payable was $16,742 and $7,627, respectively. See page 14 for information regarding the for-sale condominium portion of the project.

(3)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.

(4)	This note bears interest at a fixed rate of 5.71% and matures in 2017.

(5)	This note bears interest at a fixed rate of 4.04% and matures in 2008.

(6)	This note bears interest at a fixed rate of 4.13% and requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008.

(7)	At March 31, 2008, $34,753 was outstanding under a $187,128 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35%.

(8)	Represents GAAP basis net book value plus accumulated depreciation.

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)
This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.
The Company presents below NOI for the quarter ended March 31, 2008 for properties stabilized by January 1, 2008 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by January 1, 2008 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.
Financial Data
(In thousands)

	Three months
	ended			As
Income Statement Data	March 31, 2008	Adjustments		Adjusted
Rental revenues	$71,130	$(4,385	) (1)	$66,745
Other property revenues	3,558	(202	) (1)	3,356

Total rental and other revenues (A)	74,688	(4,587)		70,101
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	35,613	(8,726	) (1)	26,887

Property net operating income (Table 1) (A-B)	$39,075	$4,139		$43,214

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,103)
Assumed property capital expenditure reserve ($300 per unit per year based on 17,339 units)				(1,300)

Adjusted property net operating income				$39,811

Annualized property net operating income (C)				$159,244

Apartment units represented	22,437	(5,098	) (1)	17,339

	As of			As
Other Asset Data	March 31, 2008	Adjustments		Adjusted
Cash & equivalents	$15,879			$15,879
Real estate assets under construction, lease-up, conversion or rehabilitation, at cost (2)	149,550	257,955	(2)	407,505
Land held for future development	159,736			159,736
For-sale condominiums and assets held for sale (3)	70,376	(28,891	) (3)	41,485
Investments in and advances to unconsolidated real estate entities (4)	22,958	(6,216	) (4)	16,742
Restricted cash and other assets	43,797			43,797
Cash & other assets of unconsolidated real estate entities (5)	7,382	(5,276	) (5)	2,106

Total (D)	$469,678	$217,572		$687,250

Other Liability Data
Indebtedness	$1,015,645			$1,015,645
Other liabilities (6)	146,136	(26,574	) (6)	119,562
Total liabilities of unconsolidated real estate entities (7)	240,138	(175,644	) (7)	64,494

Total (E)	$1,401,919	$(202,218)		$1,199,701

Other Data

	As of March 31, 2008
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (F)			$95,000

Common shares outstanding	44,096
Common units outstanding	309

Total (G)	44,405	$38.62	$1,714,921

Implied market value of Company gross real estate assets (H) = (E+F+G-D)			$2,322,372

Implied Portfolio Capitalization Rate (C÷H)			6.9%

(1)	The following table summarizes the adjustments made to the components of property net operating income for the three months ended March 31, 2008 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction, lease-up, conversion or rehabilitation	$(5,624)	$(332)	$(3,361)	(3,842)
Corporate property management expenses	—	—	(4,150)	—
Company share of unconsolidated entities	1,972	116	703	(1,256)
Held for sale operating properties	2,208	137	883	—
Corporate apartments and other	(2,941)	(123)	(2,801)	—

	$(4,385)	$(202)	$(8,726)	(5,098)

(2)	The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed, plus the gross book value for communities under rehabilitation during the first quarter of 2008.

(3)	The adjustment reflects a reduction for the depreciated book value of two apartment communities held for sale and included in discontinued operations at March 31, 2008, as the net property operating income of these communities has been included in adjusted property net operating income reflected above (see note 1).

(4)	The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above, plus an adjustment to increase the Company’s investment in The Residences at 3630 Peachtree™ to the Company’s proportionate share of the real estate assets of such entity. The “As Adjusted” amount represents the Company’s share of the total assets of The Residences at 3630 Peachtree™.

(5)	The “As of March 31, 2008” amount represents cash and other assets of unconsolidated apartment and condominium entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets of the Company’s unconsolidated apartment and condominium entities. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment and condominium entities.

(6)	The “As of March 31, 2008” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents, credit investment balances of the Company’s investment in unconsolidated entities and minority interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $12,790 and for credit investment balances of the Company’s investment in three unconsolidated entities of $13,784.

(7)	The “As of March 31, 2008” amount represents total liabilities of unconsolidated apartment and condominium entities. The adjustment represents a reduction for the venture partner’s respective share of liabilities of unconsolidated apartment entities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment and condominium entities.

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)
Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms
The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.
Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.
Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.
Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the non-cash impact of straight-line long-term ground lease expense and other income related to mark-to-market of an interest rate swap arrangement. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.
Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”
Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.
Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures
Table 1
Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)
(Unaudited)

	Three months ended
	March 31,	March 31,	December 31,
	2008	2007	2007
Total same store NOI	$36,567	$35,902	$38,552
Property NOI from other operating segments	2,508	2,879	3,052

Consolidated property NOI	39,075	38,781	41,604

Add (subtract):
Interest income	210	250	170
Other revenues	239	117	186
Minority interest in consolidated property partnerships	(466)	(20)	(441)
Depreciation	(15,961)	(16,255)	(16,084)
Interest expense	(11,703)	(12,741)	(12,837)
Amortization of deferred financing costs	(851)	(812)	(828)
General and administrative	(5,848)	(5,448)	(5,169)
Investment and development	(1,458)	(1,550)	(1,551)
Strategic review costs	(6,070)	—	—
Gains on sales of real estate assets, net	2,119	3,706	28,509
Equity in income of unconsolidated real estate entities	401	504	340
Other income (expense)	(174)	(261)	(314)
Minority interest of common unitholders	22	(67)	(408)

Income (loss) from continuing operations	(465)	6,204	33,177
Income from discontinued operations	3,151	18,267	46,065

Net income	$2,686	$24,471	$79,242

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three Months Ended			Q1 ’08	Q1 ’08	Q1 ’08
	March 31,	March 31,	December 31,	vs. Q1 ’07	vs. Q4 ’07	% Same
	2008	2007	2007	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$18,500	$17,859	$18,612	3.6%	(0.6)%
Dallas	10,031	9,567	10,064	4.9%	(0.3)%
Washington, D.C.	10,366	10,157	10,400	2.1%	(0.3)%
Tampa	7,181	7,327	7,198	(2.0)%	(0.2)%
Charlotte	4,784	4,659	4,835	2.7%	(1.1)%
New York	3,768	3,522	3,806	7.0%	(1.0)%
Houston	3,030	2,828	3,006	7.1%	0.8%
Austin	1,241	1,177	1,227	5.4%	1.1%
Orlando	1,015	1,032	1,006	(1.6)%	0.9%

Total rental and other revenues	59,916	58,128	60,154	3.1%	(0.4)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	7,067	6,815	6,803	3.7%	3.9%
Dallas	4,501	4,094	4,125	9.9%	9.1%
Washington, D.C.	3,490	3,329	3,270	4.8%	6.7%
Tampa	2,976	2,930	2,858	1.6%	4.1%
Charlotte	1,566	1,629	1,298	(3.9)%	20.6%
New York	1,396	1,098	1,104	27.1%	26.4%
Houston	1,334	1,284	1,197	3.9%	11.4%
Austin	594	606	548	(2.0)%	8.4%
Orlando	425	441	399	(3.6)%	6.5%

Total	23,349	22,226	21,602	5.1%	8.1%

Net operating income
Atlanta	11,433	11,044	11,809	3.5%	(3.2)%	31.3%
Dallas	5,530	5,473	5,939	1.0%	(6.9)%	15.1%
Washington, D.C.	6,876	6,828	7,130	0.7%	(3.6)%	18.8%
Tampa	4,205	4,397	4,340	(4.4)%	(3.1)%	11.5%
Charlotte	3,218	3,030	3,537	6.2%	(9.0)%	8.8%
New York	2,372	2,424	2,702	(2.1)%	(12.2)%	6.5%
Houston	1,696	1,544	1,809	9.8%	(6.2)%	4.6%
Austin	647	571	679	13.3%	(4.7)%	1.8%
Orlando	590	591	607	(0.2)%	(2.8)%	1.6%

Total same store NOI	$36,567	$35,902	$38,552	1.9%	(5.1)%	100.0%

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended
	March 31,
	2008	2007
Annually recurring capital expenditures by operating segment Fully stabilized	$1,778	$1,709
Communities stabilized during 2007	25	30
Development, rehabilitation and lease-up	239	245
Condominium conversion and other	—	338
Acquired	31	—
Other segments	185	294

Total annually recurring capital expenditures per statements of cash flows	$2,258	$2,616

Periodically recurring capital expenditures by operating segment Fully stabilized	$1,301	$666
Communities stabilized during 2007	16	1,226
Development, rehabilitation and lease-up	68	224
Condominium conversion and other	—	124
Acquired	35	—
Other segments	173	65

Total periodically recurring capital expenditures per statements of cash flows	$1,593	$2,305

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Three months ended
	March 31,
	2008		2007
Income (loss) from continuing operations	$(465)		$6,204

Minority interest of common unitholders	(22)		67
Minority interest in consolidated property partnerships — gains on sales of real estate assets — continuing operations	387		—
Gains on sales of real estate assets, net	(2,119)		(3,706)
Gains on sales of real estate assets — unconsolidated entities	—		(202)
Depreciation expense	15,961		16,255
Depreciation (company share) of assets held in unconsolidated entities	350		226
Interest expense	11,703		12,741
Interest expense (company share) of assets held in unconsolidated entities	694		241
Amortization of deferred financing costs	851		812

Income available for debt service (A)	$27,340		$32,638

Interest expense	$11,703		$12,741
Interest expense (company share) of assets held in unconsolidated entities	694		241

Interest expense for purposes of computation (B)	12,397		12,982
Dividends and distributions to preferred shareholders and unitholders	1,909		1,909

Fixed charges for purposes of computation (C)	$14,306		$14,891

Interest coverage ratio (A÷B)	2.2	x	2.5	x

Fixed charge coverage ratio (A÷C)	1.9	x	2.2	x

Table 5
Computation of Debt Ratios
(Dollars in thousands)

	As of March 31,
	2008	2007
Total real estate assets per balance sheet	$2,118,984	$2,039,487
Plus:
Company share of real estate assets held in unconsolidated entities	92,441	40,252
Company share of accumulated depreciation — assets held in unconsolidated entities	5,691	4,055
Accumulated depreciation per balance sheet	553,589	563,344
Accumulated depreciation on assets held for sale	24,333	—

Total undepreciated real estate assets (A)	$2,795,038	$2,647,138

Total debt per balance sheet	$1,015,645	$1,033,984
Plus:
Company share of third party debt held in unconsolidated entities	62,757	23,449
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,550)

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,078,402	$1,048,883

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt (B÷A)	38.6%	39.6%

Total debt per balance sheet	$1,015,645	$1,033,984
Plus:
Company share of third party debt held in unconsolidated entities	62,757	23,449
Preferred shares at liquidation value	95,000	95,000
Less:
Joint venture partners’ share of mortgage debt of the company	—	(8,550)

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,173,402	$1,143,883

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	42.0%	43.2%

Table 6
Calculation of Company Undepreciated Book Value Per Share
(Dollars in thousands)

March 31, 2008
Total shareholders’ equity, per balance sheet	$1,043,929
Plus:
Accumulated depreciation, per balance sheet	553,589
Accumulated depreciation held for sale assets, per balance sheet	24,333
Minority interest of common unitholders in Operating Partnership, per balance sheet	6,710
Less:
Deferred charges, net, per balance sheet	(10,802)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,522,759

Total common shares and units (B)	44,405

Company undepreciated book value per share (A÷B)	$34.29